Exhibit 10.5

Execution Version

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE AND SECURITY

AGREEMENT

This AMENDMENT TO CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of December 16, 2008, by and among Skullcandy, Inc., a Delaware corporation (the “Company”), and Goode Skullcandy Holdings LLC, as Holder and as Agent. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Note (as defined below).

WHEREAS, the Company previously issued and sold a convertible promissory note (the “Note”) to the Holder in the original aggregate principal amount of $29,823,926.46;

WHEREAS, Section 10.1 of the Note provides that the Note may be amended upon the written consent of the Company, the Holder and the Agent;

WHEREAS, the Company, as grantor, and the Agent, as agent, entered into a guaranty and security agreement (the “Security Agreement”) dated November 28, 2008;

WHEREAS, Section 8.5 of the Security Agreement provides that the Security Agreement must be amended in the manner set forth in Section 10.1 of the Convertible Notes; and

WHEREAS, each of the Company, the Holder and the Agent desires to enter into this Amendment to amend the Note and Security Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained in this Amendment, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

1.1	The definition of “Senior Credit Facility” in the Note is hereby amended and restated in its entirety to read as follows:

““Senior Credit Facility” means that certain Business Loan Agreement (Asset Based), dated as of August 29, 2008, by and between the Borrower and Zions First National Bank, as such may be amended, amended and restated, supplemented, extended, refinanced, renewed, replaced or otherwise modified from time to time, including, without limitation, by the Credit Agreement, dated on or about of December 16, 2008, by and among Borrower, the lenders named therein, and Wells Fargo Foothill, LLC, as arranger and administrative agent, and any security agreement or note executed in connection therewith.”

1.2	Section 6.1(h) of the Note is hereby amended and restated in its entirety to read as follows:

“(h) in the event that any Person becomes a “Subsidiary” (as such term is defined in the Senior Credit Facility) of the Borrower or a Guarantor, cause such “Subsidiary” to promptly become a Guarantor and a Grantor (as such term is defined in the Security Agreement) under the Security Agreement by executing and delivering to the Agent a Joinder Agreement; provided that the Joinder Agreement shall not be required to be provided to Agent with respect to any Foreign Subsidiary of the Borrower or a Guarantor if providing such agreement would result in adverse tax consequences as reasonably determined by the Borrower or is illegal under applicable law or the costs to the Borrower and its Subsidiaries of providing such Joinder Agreement and perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrower) in relation to the benefits of Agent and the Holders (as such term is defined in the Security Agreement) of the security or guaranty afforded thereby; provided further that, if Fiftyseven North AB or any other distributor of the Borrower’s products becomes a “Subsidiary” of the Borrower or a Guarantor and becomes a Loan Party (as such term is defined in the Senior Credit Facility), such “Subsidiary” will comply with this Section 6.1(h) as if it was not a Foreign Subsidiary (unless otherwise agreed to by the Agent);”

1.3	Section 9.1(c) of the Note is hereby amended and restated in its entirety to read as follows:

“(c) the Borrower breaches or otherwise fails to perform or observe any term, covenant or agreement contained in (x) Section 6.1 other than Section 6.1(g) or any Security Document and such breach or failure continues uncured, to the extent curable, for a period of ten Business Days after the Holder gives the Borrower written notice specifying such breach or failure and requesting that such breach or failure be remedied and stating that such notice is a notice of default hereunder, (y) Section 6.1(g) (other than Section 6.1(g)(i)) and such breach or failure continues uncured for a period of ten Business Days after the earlier of the date (i) Holder gives the Borrower written notice specifying such breach or failure and requesting that such breach or failure be remedied and stating that such notice is a notice of default hereunder and (ii) Borrower has knowledge thereof, or (z) Section 6.1(g)(i) or Section 6.2; or”

1.4	Section 5.1(g) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“(g) In furtherance of Section 6.1(h) of the Convertible Notes, the Borrower will cause every Person that becomes a Subsidiary of the Borrower or a Guarantor following the date hereof to become Grantor under this Agreement by executing and delivering to the Agent a Joinder Agreement as required by Section 6.1(h) of the Convertible Notes.”

2.	Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of New York without reference to conflicts of law principles.

3.	Severability. In the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision.

4.	Modification. This Amendment may not be altered, amended or modified in any way except by a written instrument referencing this Amendment signed by the Company, the Holder and the Agent.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or by electronic transmission (including a .pdf delivered by electronic mail) will be as effective as delivery of a manually executed counterpart hereof.

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The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

SKULLCANDY, INC.
a Delaware corporation

By:	/s/ Richard Alden
Name: Richard Alden
Title:	Chief Executive Officer

[Signature Page to Amendment to Convertible Note and Security Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

HOLDER:

GOODE SKULLCANDY HOLDINGS LLC

By: GOODE PARTNERS CONSUMER FUND I, L.P.,
its Managing Member

By: GOODE INVESTORS I, LLC,
its General Partner

By:	/s/ David J. Oddi
	Name:	David J. Oddi
	Title:	Manager

[Signature Page to Amendment to Convertible Note and Security Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

AGENT:

GOODE SKULLCANDY HOLDINGS LLC

By: GOODE PARTNERS CONSUMER FUND I, L.P., its Managing Member

By: GOODE INVESTORS I, LLC, its General Partner

By:	/s/ David J. Oddi
	Name:	David J. Oddi
	Title:	Manager

[Signature Page to Amendment to Convertible Note and Security Agreement]